EXHIBIT 94



  NOTICE ISSUED IN COMPLIANCE WITH AND FOR THE PURPOSES OF ARTICLE 122 D. LGS.
   FEBRUARY 24, 1998 N.58 AND OF THE REGULATION ADOPTED BY CONSOB RESOLUTION
                     N. 11971 OF MAY 14, 1999 (AS AMENDED)
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AGREEMENT BETWEEN PIRELLI & C. S.P.A. (SUCCEEDED TO PIRELLI S.P.A.) UNICREDITO
ITALIANO S.P.A. E BANCA INTESA S.P.A., SIGNED ON SEPTEMBER 14, 2001 AND LATER MODIFIED ON SEPTEMBER 26, 2001 AND OCTOBER 24, 2001 AND ON DECEMBER 16, 2003 (THE "CONTRACT").

It is announced that with letters dated respectively 27 and 28 March 2006, Banca Intesa S.p.A. and UniCredito Italiano S.p.A. have notified their right to withdraw from the Contract.

According to article 10 of the Contract it is intended to be resolved from the date of October 4, 2006.

The Contract is registered at Registro delle Imprese - Offices of Milan and Rome and it is also available on the website www.pirelli.com.



Milan, April 5th 2006


PIRELLI & C. S.P.A         UNICREDITO ITALIANO S.P.A.        BANCA INTESA S.P.A.